Exhibit 5.2

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

FUKOKU SEIMEI BUILDING, 2-2 UCHISAIWAICHO 2-CHOME,

CHIYODA-KU, TOKYO 100-0011, JAPAN

TELEPHONE (813) 3597-8101

August 4, 2026

Mitsubishi UFJ Financial Group, Inc.

4-5, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-8330

Japan

Registration Statement on Form F-3ASR

Ladies and Gentlemen:

We have acted as U.S. counsel to Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (the “Company”), in connection with the Registration Statement on Form F-3ASR (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Act”), on the date hereof. You have asked us to furnish our opinion as to the legality of the Company’s senior debt securities (the “Senior Debt Securities”), fixed-term subordinated debt securities (the “Tier 2 Securities”) and perpetual subordinated debt securities (the “AT1 Securities” and, together with the Senior Debt Securities and the Tier 2 Securities, the “Securities”) being registered under the Registration Statement.

The Securities are being registered initially in an indeterminate aggregate offering price and will be offered in one or more series on a continuous or delayed basis pursuant to Rule 415 under the Act. The Senior Debt Securities are to be issued under a senior indenture, dated March 1, 2016, by and between the Company, as issuer, and The Bank of New York Mellon, as trustee (the “Senior Indenture”). The Tier 2 Securities are to be issued under a fixed-term subordinated indenture to be entered into by and between the Company, as issuer, and The Bank of New York Mellon, as trustee (the “Tier 2 Indenture”). The AT1 Securities are to be issued under a perpetual subordinated indenture, dated October 26, 2023, by and between the Company, as issuer, and The Bank of New York Mellon, as trustee (the “AT1 Indenture” and, together with the Senior Indenture and the Tier 2 Indenture, the “Indentures”). The Securities are to be issued pursuant to resolutions adopted by the Company’s Board of Directors.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement,

2.	the Senior Indenture,

3.	the form of Fixed Rate Senior Debt Security,

4.	the form of Fixed-to-Fixed Reset Rate Senior Debt Security,

5.	the form of Floating Rate Senior Debt Security,

6.	the form of Tier 2 Indenture (including the form of Tier 2 Security included therein),

7.	the AT1 Indenture, and

8.	the form of Fixed Rate Resetting Perpetual Subordinated Debt Security,

filed as exhibits to the Registration Statement.

In addition, we have examined such certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied as to matters of fact upon oral and written statements of officers and representatives of the Company, the representations and warranties of the Company made in the form of the Underwriting Agreement filed as an exhibit to the Registration Statement, and certificates of officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the originals of such latter documents, and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Company is validly existing under the laws of Japan, (ii) the Company has all necessary corporate power to execute, deliver and perform its obligations under the Indentures and the Securities, (iii) the execution and delivery by the Company of the Senior Indenture and the AT1 Indenture did not, the performance by the Company of the Senior Indenture and the AT1 Indenture does not, and the execution, delivery and performance by the Company of the Tier 2 Indenture and the Securities will not, conflict with or violate the Company’s organizational documents, applicable law, or the terms of any agreement or instrument, or any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, to which the Company is subject, (iv) the Senior Indenture and the AT1 Indenture have been, and the Tier 2 Indenture and the Securities, in substantially the respective forms filed as exhibits to the Registration Statement, will be, duly authorized, executed and delivered by the Company, (v) the Senior Indenture and the AT1 Indenture constitute, and the Tier 2 Indenture and the Securities, when executed and delivered, will constitute, the legal, valid and binding obligations of the Company under the laws of Japan, (vi) the Registration Statement and any amendments thereto will be effective and will comply with all applicable laws at the time when any Securities are offered or issued under the Registration Statement, (vii) any Securities will be offered, issued, sold and delivered in compliance with all applicable laws and any requirements therefor set forth in any corporate action authorizing such Securities, the applicable Indenture and any other agreement governing such Securities and in the manner contemplated by the Registration Statement and the prospectus and any supplement thereto applicable to such Securities, and (viii) any Securities will be sold and delivered to, and paid for by, the purchasers in accordance with the terms of any related agreement duly authorized, executed and delivered by the parties thereto. We have also assumed that each of the Indentures has been duly authorized and executed by, and constitutes, the legal, valid and binding obligations of, the trustee, and that any Securities, when issued, will have been duly authenticated by the trustee in the manner described in the applicable Indenture.

Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this letter, we are of the opinion that any Securities, when duly executed, issued, delivered and authenticated in accordance with the terms of the applicable Indenture and as contemplated by the Registration Statement and the prospectus and any supplement thereto and upon payment therefor, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability of any such Securities may be subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally, and possible judicial action giving effect to governmental actions relating to persons or transactions or foreign laws affecting creditors’ rights, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (c) the requirements that a claim with respect to any such Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of the claims) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. We express no opinion with respect to the enforceability of any indemnity against any loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the base prospectus included in the Registration Statement and in any prospectus supplement related thereto. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP